UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 21, 2004

JPMORGAN CHASE & CO.

(Exact name of registrant as specified in its charter)

Delaware	1-5805	13-2624428
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

270 Park Avenue New York, NY	10017
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (212) 270-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On September 21, 2004, the Registrant announced that Dina Dublon resigned as Chief Financial Officer of JPMorgan Chase & Co. effective September 21, 2004.

(c) On September 21, 2004, the Registrant announced that Michael J. Cavanagh, 38, succeeded Ms. Dublon as Chief Financial Officer on September 21, 2004. Upon the merger of the Registrant and Bank One Corporation in July 2004, Mr. Cavanagh was named head of Middle Market Banking. Prior to that, Mr. Cavanagh served in various capacities at Bank One. In 2000, Mr. Cavanagh joined Bank One and was named Senior Vice President, Strategy and Planning. In 2001 he was named Treasurer of Bank One, and he became Chief Administrative Officer, Commercial Bank, in 2003. Prior to his service at Bank One, Mr. Cavanagh served in various senior capacities at Citigroup Inc. for seven years, including Chief Financial Officer, Citibank Consumer in Europe, the Middle East and Africa, and Chief Administrative Officer of Salomon Smith Barney, Europe.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPMORGAN CHASE & CO.
(Registrant)

By:	/s/ Anthony Horan
Name:	Anthony Horan
Title:	Secretary

Date: September 23, 2004

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